Exhibit 10.2

[Pursuant to Item 601(b)(10)(iv) of Regulation S-K, certain term to this exhibit have been omitted as they are both not material and of the type that the registrant treats as private or confidential. A copy of unredacted copy of the exhibit will be furnished supplementally to the SEC upon request.]

LIABILITY CONVERSION AGREEMENT

This LIABILITY CONVERSION AGREEMENT (this “Agreement”) is made as of September 13, 2023 by and between Mountain Crest Acquisition Corp. V, a Delaware corporation (the “Company”), and XXX, a People’s Republic of China limited company (the “Holder”).

R E C I T A L S

WHEREAS, the Company is liable to the Holder for services rendered to date by the Holder for the Company in the aggregate amount of $470,000, as evidenced by Invoice(s) 256-001 issued by the Holder to the Company (the “Liability”);

WHEREAS, the Company and the Holder desire to convert the outstanding balance due under the Liability to shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) with a conversion price of $4.00 per share;

WHEREAS, the Company wishes to convert the Liability into 117,500 shares of Common Stock (the “Shares”);

WHEREAS, upon the conversion of the Liability to the Common Stock, all obligations of the Company under the Liability shall be extinguished; and

WHEREAS, the Company and the Holder are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the provisions of Section 4(2), Section 4(6) and/or Regulation D as promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants, agreements and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Conversion of the Liability into the Shares. The Company and the Holder acknowledge, agree, represent, warrant and covenant to each other as follows:

a. The Liability shall be converted into 117,500 shares of Common Stock (the “Shares”). Within three (3) business days of the execution of this Agreement, the Company shall issue the Shares to the Holder in book-entry form and no certificate shall be issued therefor.

b. The Liability and the debt shall be fully and wholly satisfied and extinguished, and the Liability shall be canceled and of no further force or effect, and neither Holder, nor any person or entity claiming under, through or by right of Holder, nor any successor, assignee or other party, shall make any further claim against the Company relating to or arising out of the Liability.

2. Registration Rights. The Company represents, warrants and agrees that with respect to the Shares, the Holder or its assignee or transferee will have the following registration rights: (i) one demand registration of the sale of the Shares at the Company’s expense, and (ii) unlimited “piggyback” registration rights, both for a period of five (5) years after the closing of the Company’s initial business combination at the Company’s expense.

3. Representations and Warranties of the Holder. The Holder hereby represents and warrants to the Company as follows:

(a) The Holder has full power and authority to enter into this Agreement and to perform its obligations hereunder. This Agreement constitutes the Holder’s valid and legally binding obligation, enforceable in accordance with its terms.

(b) The Holder is the sole owner of the Liability being delivered to the Company as consideration for the issuance of the Shares. The Liability is being delivered to the Company free and clear of any and all liens, charges, encumbrances, security agreements, pledge agreements, conditional sales agreements or other obligations relating to the sale or transfer thereof.

(c) Own Investment. Holder confirms that the Common Stock will be acquired for investment for such Holder’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Holder has no present intention of selling, granting any participation in, or otherwise distributing the same.

(d) Accredited Investor. The Holder understands that the Shares to be issued to the Holder have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act. The Holder is an “accredited investor” as that term is defined under the Securities Act.

(e) Knowledge and Experience. Holder has such knowledge and experience in financial and business matters that Holder is capable of evaluating the merits and risks of the investment in the Common Stock, and Holder can bear the economic risk of such investment and is able, without impairing Holder’s financial condition, to hold the Common Stock for an indefinite period of time and to suffer a complete loss of such investment.

(f) Information. The Holder hereby represents that it has conducted its own due diligence and received all the information it considers necessary or appropriate for deciding whether to engage in the Note Conversion. The Holder further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Note Conversion and the business, properties, prospects and financial condition of the Company and to obtain any additional information necessary to verify the accuracy of the information furnished.

(g) Reliance. The Holder acknowledges it has been encouraged to rely solely upon the advice of its legal counsel and accountants or other financial advisers with respect to the legal, tax, business, financial, and other aspects relating to the purchase of the Common Stock. Each has relied only on the information contained in this Agreement in determining to make this Note Conversion and in basing his decision to invest in the Common Stock. The Holder further acknowledges that it has relied upon no other representations, promises, or information written or verbal by any person with respect to the considerations relating to the purchase of the Common Stock. The Holder recognizes that an investment in the Common Stock involves substantial risk and is fully cognizant of and understands all of the risk factors the Common Stock;

(h) No Advice. The Holder understands and acknowledges that this Agreement, and any other additional information provided in connection hereto has been prepared by the Company. Accordingly, the Holder understands and acknowledges that no independent legal counsel, accountant, financial advisor, or investment banking firm has passed upon, independently verified or investigated, or assumed any responsibility for the accuracy, completeness, or fairness of the information contained in any such materials. No information furnished by the Company constitutes investment, accounting, legal or tax advice and the Holder is relying on professional advisers for such advice.

(i) Economic Risk. The Holder can bear, and is willing to accept, the economic risk of losing the entire investment in the Company and can bear such risk for an indefinite period of time. The Holder’s overall commitment to investments which are not readily marketable is not disproportionate to his net worth, and the investment in the Common Stock will not cause such overall commitment to become excessive, and the investment is suitable for the Holder when viewed in light of the Holder’s other securities holdings and financial situation and needs. The Holder has adequate means of providing for current needs and personal contingencies.

(j) Restrictions on Resale.

(i) Legend. The Holder acknowledges that until registered under the Securities Act, the certificates representing the Shares shall bear the following or similar legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”

(ii) Stop Order. The Holder further acknowledges that the Company reserves the right to place a stop order against the instruments representing the Shares and to refuse to effect any transfers thereof in the absence of an effective registration statement with respect to the Shares or in the absence of an opinion of counsel to the Company that such transfer is exempt from registration under the Securities Act and under applicable state securities laws.

4. Representations and Warranties of the Company. The Company hereby represents and warrants to the Holder as follows:

(a) The Company has full corporate power and authority to enter into this Agreement and to perform its obligations hereunder. This Agreement constitutes the Company’s valid and legally binding obligation, enforceable in accordance with its terms.

(b) The issuance of the Shares has been duly authorized by the Company and the Shares, when issued upon conversion of the Notes in accordance with the terms hereof, will be validly issued and outstanding, fully paid and nonassessable.

5. General.

(a) The parties agree that if changes to any terms of this Agreement are necessary to comply with applicable federal securities laws or regulations, or requirements of The Nasdaq Stock Market, LLC, or other national securities exchange, or over the counter market on which the Common Stock of the Corporation is listed, quoted and/or traded, the parties hereby agree to negotiate in good faith to amend this Agreement accordingly to be in compliance with such laws and regulations.

(b) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

(c) The provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, transferees, heirs, legatees, executors, administrators and personal representatives of the parties hereto.

(d) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and this Agreement supersedes and renders null and void any and all other prior oral or written agreements, understandings or commitments pertaining to the subject matter hereof.

(e) This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original and all of which taken together, shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature) or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

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IN WITNESS WHEREOF, the parties have executed this Liability Conversion Agreement as of the date first written above.

MOUNTAIN CREST ACQUISITION CORP. V

By:	/s/ Suying Liu
	Name:	Suying Liu
	Title:	Chief Executive Officer

HOLDER:

XXX

By:	/s/ XXX
	Name:	XXX
	Title:	Chief Executive Officer

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